Exhibit 2

British American Tobacco p.l.c.
TR-1: Notification of major holdings

1a. Identity of the issuer or the underlying issuer of existing shares to which voting rights are attachedii:		British American Tobacco p.l.c.
1b. Please indicate if the issuer is a non-UK issuer (please mark with an “X” if appropriate)
Non-UK issuer
2. Reason for the notification (please mark the appropriate box or boxes with an “X”)
An acquisition or disposal of voting rights				X
An acquisition or disposal of financial instruments				X
An event changing the breakdown of voting rights
Other (please specify)iii:
3. Details of person subject to the notification obligationiv
Name		Spring Mountain Investments Ltd. Northfield Investments Limited LBS Limited
City and country of registered office (if applicable)		Grand Cayman, Cayman Islands
4. Full name of shareholder(s) (if different from 3)[v]
Name		N/A
City and country of registered office (if applicable)
5. Date on which the threshold was crossed or reachedvi:		January 12 2021
6. Date on which issuer notified (DD/MM/YYYY):		January 14 2021
7. Total positions of person(s) subject to the notification obligation
	% of voting rights attached to shares (total of 8. A)	% of voting rights through financial instruments (total of 8.B 1 + 8.B 2)	Total of both in % (8.A + 8.B)	Total number of voting rights of issuervii
Resulting situation on the date on which threshold was crossed or reached	4.8179%	0.2206%	5.0386%	2,294,244,351
Position of previous notification (if applicable)	3.8718%	0.1584%	4.0302%

8. Notified details of the resulting situation on the date on which the threshold was crossed or reachedviii
A: Voting rights attached to shares
Class/type of shares ISIN code (if possible)	Number of voting rightsix		% of voting rights
	Direct (Art 9 of Directive 2004/109/EC) (DTR5.1)	Indirect (Art 10 of Directive 2004/109/EC) (DTR5.2.1)	Direct (Art 9 of Directive 2004/109/EC) (DTR5.1)	Indirect (Art 10 of Directive 2004/109/EC) (DTR5.2.1)
Ordinary Shares (ISIN:GB0002875804)	106,561,197		4.6447%
ADRs (ISIN: US1104481072)	3,973,516		0.1732%

SUBTOTAL 8. A	110,534,713		4.8179%

B 1: Financial Instruments according to Art. 13(1)(a) of Directive 2004/109/EC (DTR5.3.1.1 (a))
Type of financial instrument	Expiration date[x]	Exercise/ Conversion Periodxi	Number of voting rights that may be acquired if the instrument is exercised/converted.	% of voting rights
N/A

SUBTOTAL 8. B 1

B 2: Financial Instruments with similar economic effect according to Art. 13(1)(b) of Directive 2004/109/EC (DTR5.3.1.1 (b))
Type of financial instrument	Expiration date[x]	Exercise/ Conversion Period xi	Physical or cash settlementxii	Number of voting rights	% of voting rights
Total Return Swap	December 10, 2021		Cash	5,062,024	0.2206%

			SUBTOTAL 8.B.2	5,062,024	0.2206%

9. Information in relation to the person subject to the notification obligation (please mark the applicable box with an “X”)
Person subject to the notification obligation is not controlled by any natural person or legal entity and does not control any other undertaking(s) holding directly or indirectly an interest in the (underlying) issuerxiii

Full chain of controlled undertakings through which the voting rights and/or the financial instruments are effectively held starting with the ultimate controlling natural person or legal entityxiv (please add additional rows as necessary)
X
Namexv	% of voting rights if it equals or is higher than the notifiable threshold	% of voting rights through financial instruments if it equals or is higher than the notifiable threshold	Total of both if it equals or is higher than the notifiable threshold
Kenneth Bryan Dart
Portfolio Services Ltd.
Spring Mountain Investments Ltd.	4.4605%	0.00%	4.4605%
Northfield Investments Limited
LBS Limited

10. In case of proxy voting, please identify:
Name of the proxy holder		N/A
The number and % of voting rights held		N/A
The date until which the voting rights will be held		N/A

11. Additional informationxvi

Place of completion	Grand Cayman, Cayman Islands
Date of completion	January 14, 2021

Name of duly authorised officer of issuer responsible for making notification:

O Martin
Assistant Secretary
British American Tobacco p.l.c.

15 January 2021

Enquiries:
Investor Relations
Mike Nightingale/Victoria Buxton/William Houston/John Harney
+44 20 7845 1180/2012/1138/1263

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